Morgan Stanley Institutional Fund Trust - Strategic
Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Capital One Financial
Corporation 2.500% due 5/15/2020
Purchase/Trade Date:	5/9/2017
Offering Price of Shares: $99.842
Total Amount of Offering: $1,400,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.002%
Percentage of Fund's Total Assets: 0.25%
Brokers: Citigroup, Barclays, Morgan Stanley, Capital
One Securities, Deutsche Bank Securities, RBC Capital
Markets
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  THC Escrow Corporation III
(Tenet Health) 5.125% due 5/1/2025
Purchase/Trade Date:	6/5/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,410,000,000
Amount Purchased by Fund: $5,000
Percentage of Offering Purchased by Fund: 0.000%
Percentage of Fund's Total Assets: 0.05%
Brokers: Barclays, BofA Merrill Lynch, Goldman Sachs
& Co. LLC, Capital One Securities, Citigroup, RBC
Capital Markets, SunTrust Robinson Humphrey, Wells
Fargo Securities, Morgan Stanley, Scotiabank
Purchased from: Barclays Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.